UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) October 26, 1994

                           BURLINGTON NORTHERN INC.

            (Exact name of registrant as specified in its charter)

  Delaware                        1-8159                     41-1400580

(State or other jurisdiction     (Commission                (IRS Employer
of incorporation)               File Number)            Identification No.)

3800 Continental Plaza, 777 Main Street, Fort Worth, Texas               76102

(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code: (817) 333-2000



(Former name or former address, if changed since last report)










Item 5.  Other Events

As of October 26, 1994, Burlington Northern Inc. (the "Company") and Santa Fe Pacific Corporation ("Santa Fe") entered into the Amendment (the "Amendment") to the Agreement and Plan of Merger dated as of June 29, 1994 (the "Original Agreement") pursuant to which, on the terms and conditions set forth in the Original Agreement, as amended by the Amendment, Santa Fe will merge (the "Merger") with and into the Company, and the Company will be the surviving corporation. Pursuant to the Amendment, the exchange ratio in the Merger was increased from 0.27 shares of Company common stock per share of Santa Fe common stock to 0.34 shares of Company common stock per share of Santa Fe common stock. All other terms of the Merger remain the same. The Amendment is attached hereto as Exhibit 2.1, and the description thereof set forth herein is qualified in its entirety by reference to the Amendment. On October 27, 1994, the Company issued a press release attached hereto as Exhibit 99.1 announcing, among other things, the execution of the Amendment. Consummation of the Merger is subject to approval by the stockholders of the Company and Santa Fe, approval by the Interstate Commerce Commission, approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and other customary conditions.

Item 7(c).  Exhibits

Exhibit 2.1 -- Amendment dated as of October 26, 1994 between Burlington Northern Inc. ("BNI") and Santa Fe Pacific Corporation ("Santa Fe") to Agreement and Plan of Merger dated as of June 29, 1994 between BNI and Santa Fe.

Exhibit 99.1 -- Press Release of Burlington Northern Inc. dated October 27,
1994.


                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                 BURLINGTON NORTHERN INC.


                                 /s/ Edmund W. Burke
                                 Edmund W. Burke
                                 Executive Vice President, Law
                                 and Secretary

Date: October 31, 1994
                                EXHIBITS INDEX


                                                                Sequentially
Exhibits                                                       Numbered Page

Exhibit 2.1    Amendment dated as of October 26, 1994 between
               Burlington Northern Inc. ("BNI") and Santa Fe Pacific Corporation ("Santa Fe") to Agreement and Plan of Merger dated as of June 29, 1994 between BNI and Santa Fe.

Exhibit 99.1   Press Release of Burlington Northern Inc. dated
               October 27, 1994.